UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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Dycom Industries, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DYCOM INDUSTRIES, INC.

SUPPLEMENT TO
DEFINITIVE PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

for the Annual Meeting of Shareholders to be held on
Thursday, May 26, 2022

This proxy statement supplement, dated April 19, 2022 (this “Supplement”), supplements, updates and amends the definitive proxy statement of Dycom Industries, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022 (the “Proxy Statement”), which was distributed in connection with the Company’s Annual Meeting of Shareholders to be held on May 26, 2022 (the “Annual Meeting”). All terms used in this Supplement and not otherwise defined herein have the same meanings given to them in the Proxy Statement.

Shareholders have the ability to access the Proxy Statement and related documents on the website referred to in the Notice the Company sent on April 15, 2022 regarding the availability of proxy materials or may request to receive a paper copy of the Proxy Statement and related documents free of charge by following the instructions in the Notice.

Supplement to Equity Compensation Plan Information Table of Proxy Statement

This Supplement is being filed to correct a clerical error that appeared in the Equity Compensation Plan Information table (the “Table”) that was included in the Proxy Statement on page 66 in connection with Proposal 4 – Approval of an Amendment and Restatement to the Dycom Industries, Inc. 2012 Long-Term Incentive Plan (the “Equity Plan Proposal”). The Company inadvertently included the additional 650,000 shares of the Company’s common stock that the Company is including as part of the Equity Plan Proposal in the Table, such shares will only be available if the Equity Plan Proposal is approved by the Company’s shareholders. The Table is amended and restated on the following page solely to correct this clerical error:

[see following page]

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about common stock of the Company that may be issued under its equity compensation plans as of January 29, 2022, the 2007 Non-Employee Directors Equity Plan, the 2012 Long-Term Incentive Plan, and the 2017 Non-Employee Directors Equity Plan, all of which were approved by the Company’s shareholders. No further awards will be granted under the 2003 Long-Term Incentive Plan or the 2007 Non-Employee Directors Equity Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrant and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	230,762	53.28	639,569
Equity compensation plans not approved by security holders	-	-	-
Total	230,762	53.28	639,569

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other information contained in the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 70 of the Proxy Statement for instructions on how to do so.

Sincerely, /s/ Ryan F. Urness
Ryan F. Urness
Vice President, General Counsel and Secretary

The date of this Supplement is April 19, 2022.